Exhibit 99.1

INVITROGEN AND APPLIED BIOSYSTEMS TO COMBINE

Strategic Combination Creates Premier Provider of Biotechnology Reagents and Systems

Transaction Valued at $6.7 Billion

CARLSBAD, CA and FOSTER CITY, CA, June 12, 2008 – Invitrogen Corporation (NASDAQ: IVGN) and Applera Corporation today announced that their Boards of Directors have approved a definitive merger agreement, under which Invitrogen will acquire all of the outstanding shares of Applera’s Applied Biosystems Group (NYSE: ABI) in a cash and stock transaction valued at $6.7 billion.

This strategic combination will create a global leader in biotechnology reagents and systems generating approximately $3.5 billion in combined sales, with significant commercial, operational and technical scale, uniquely positioned to accelerate and drive new discoveries and commercial applications. The combined company will have a major presence in key growth markets and exceptional technical capabilities in the areas of genetic analysis, proteomics, cell biology and cell systems. Following the close of the transaction, the combined organization will be named Applied Biosystems, Inc. and will have its corporate headquarters in Carlsbad, California.

Under the terms of the merger agreement, Applera-Applied Biosystems shareholders will receive $38.00 for each share of Applera-Applied Biosystems stock they own in the form of Invitrogen common stock and cash. The expected split between cash and stock is 45% and 55%, respectively. Applera-Applied Biosystems shareholders will receive a value of $38.00 a share if the 20 day volume-weighted average price of Invitrogen common stock is in the range of $43.69 - $46.00 three business days prior to the close of the transaction. The total value per share will differ if Invitrogen’s 20 day volume-weighted average price is above or below that range, measured shortly prior to the close of the transaction. The consideration represents a premium of 17% to Applied Biosystems’s closing price on June 11, 2008, or 12% to Applied Biosystems’s average closing price in the last 30 trading days. Applera-Applied Biosystems shareholders also will have the option to request all cash or all stock, subject to possible proration. Upon completion of the transaction, Invitrogen shareholders will own the majority of the company.

The combination is expected to be neutral to slightly accretive to Invitrogen’s earnings per share the first year after close and significantly accretive in year two. Following the closing of the transaction, the Board of Directors of the new company will be composed of the nine current Invitrogen Board members and three additional members from the current Applera Board. Gregory T. Lucier will be Chairman and Chief Executive Officer of the combined company, and Mark P. Stevenson will become President and Chief Operating Officer.

“This transaction combines the industry’s premier consumables provider with the industry’s premier systems provider to create a world-class biotechnology tools company,” said Mr. Lucier, Chairman and Chief Executive Officer of Invitrogen. “With this acquisition, we are nearly doubling our consumables business as almost half of Applied Biosystems’s revenues are consumable in nature. It also provides significant value creating opportunities for customers, shareholders and employees alike.”

Mr. Lucier continued, “We expect to realize the benefits of this transaction quickly and efficiently with an integration roadmap that will focus on creating maximum value for the combined company. We are highly confident in the ability of the talent in the combined organization to deliver on our plans. Until the closing date, employees of each company will operate in a ‘business-as-usual’ mode to ensure continued execution of both Applied Biosystems’s and Invitrogen’s commitments.”

Tony L. White, Chairman and Chief Executive Officer of Applera, said, “The Applera Board, with the assistance of its independent financial advisors, has thoroughly reviewed a range of strategic alternatives. We are pleased this transaction provides attractive immediate value for Applera-Applied Biosystems shareholders as well as the ability to participate in future upside potential. It also enhances our ability to serve the needs of our customers and positions us for long-term success in the highly competitive and rapidly evolving life sciences field. I am pleased that the combined company will be led by such a capable and energetic team of executives.”

Mr. Stevenson, President and Chief Operating Officer of Applied Biosystems, said, “Combining Applied Biosystems’s and Invitrogen’s capabilities will realize growth opportunities greater and faster than either company could achieve independently. Together, Applied Biosystems and Invitrogen will produce innovative new products that better meet the needs of our customers and expand opportunities for stockholders and employees.”

Strategic and Financial Benefits of the Transaction

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Highly Complementary, Best-In-Class Product Offerings. The combined company will generate greater than 70% of its revenue from consumables and services. In addition, Invitrogen and Applied Biosystems have highly recognizable brands in core structural and functional genomic product areas, cell biology, proteomics and other mass spectrometry-based applications, as well as foundational tools such as transfection reagents, antibodies, fluorescent technologies, and cell culture reagents. These products, along with Applied Biosystems’s systems integration capabilities, will serve as the basis for developing new high-performance workflow solutions for customers. Furthermore, the company will have significant R&D resources and a sizable intellectual property estate of over 3,600 patents and licenses.

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Broad and Extensive Commercial Organization. Both Invitrogen and Applied Biosystems have exceptional teams of talented and experienced employees, with strong customer connections. The combined company will have an industry-leading team of approximately 3,000 sales and service employees and serve customers in more than 100 countries worldwide. These employees will be uniquely positioned to fully capture cross-selling opportunities. Furthermore, Applied Biosystems’s businesses will benefit from utilizing Invitrogen’s industry-leading e-commerce systems and its expansive network of onsite supply centers.

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Strong Platform for Expansion into New, High Growth Markets. Invitrogen and Applied Biosystems will be well positioned to compete in several rapidly growing markets, such as next generation sequencing, cell biology, applied markets and emerging geographies. The company believes this expansion will be achieved through a combination of Invitrogen’s consumables content and chemistry core competencies, as well as Applied Biosystems’s systems expertise and strong presence in applied markets.

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Cost Savings and Operational Efficiencies. The transaction is expected to generate a run rate of approximately $125 million in cost savings by the third year of the combination. These cost savings are expected to be realized through enhanced sourcing and logistics efficiencies; site rationalization to achieve production scale; research and development optimization; and overhead synergies.

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Operating Income from Revenue Synergies. Invitrogen and Applied Biosystems expect to achieve a run rate of at least $50 million in annual operating income from revenue synergies by the third year of the combination. The companies expect to achieve these revenue synergies through cross-selling and channel opportunities, penetration and access to new markets, and new joint products.

Guidance

For the fiscal and calendar year 2009 (post close), the combined company expects organic revenue growth to be in the mid single digits. The combination is expected to be neutral to slightly accretive to Invitrogen’s earnings per share the first year after close and significantly accretive by the second year after close. Invitrogen will reaffirm its full-year guidance and discuss its outlook for the period between signing and closing of the transaction on today’s conference call.

Financing

Invitrogen will use cash on hand and proceeds from a fully underwritten debt financing from Bank of America, UBS Investment Bank and Morgan Stanley to fund the cash portion of the consideration. The combined company expects to generate strong operating cash flow and rapidly pay down debt.

Approvals and Time to Close

The transaction is subject to approval by Invitrogen and Applera-Applied Biosystems shareholders and the satisfaction of customary closing conditions, completion of the previously filed and announced separation of Applera’s Celera group, and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the European Commission Merger Regulation, as well as other regulatory approval in certain other countries. The transaction is targeted to close in the fall of 2008 and is not subject to any financing conditions.

Advisors

Moelis & Company and UBS Investment Bank acted as financial advisors, and DLA Piper US LLP acted as legal counsel to Invitrogen. Morgan Stanley acted as financial advisor, Morgan Stanley and Greenhill & Co. provided fairness opinions to the Board of Directors, and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to Applera.

Conference Call and Webcast

Invitrogen and Applera will host a teleconference today at 6:00 am PT / 9:00 am ET to discuss the transaction. To participate, please call 866-770-7129 (for callers within the U.S.) and 617-213-8067 (for international callers) and use access code 71560330. Due to the expected number of callers, please dial in at least 15 minutes before the conference is scheduled to begin and ask to be connected to the Invitrogen-Applied Biosystems conference call. The webcast and accompanying slides can be accessed at www.invitrogen.com or www.appliedbiosystems.com.

A replay of the call will be available through June 26, 2008 at 888-286-8010 (for callers within the U.S.) or 617-801-6888 (for international callers), access code 97048565, and at www.invitrogen.com or www.appliedbiosystems.com.

About Invitrogen

Invitrogen Corporation (NASDAQ: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, stem cells, cell therapy and cell biology – placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California, and conducts business in more than 70 countries around the world. The company employs approximately 4,700 scientists and other professionals and had revenues of approximately $1.3 billion in 2007. For more information, visit www.Invitrogen.com.

About Applera Corporation and Applied Biosystems

Applera Corporation consists of two operating groups. Applied Biosystems serves the life science industry and research community by developing and marketing instrument-based systems, consumables, software, and services. Customers use these tools to analyze nucleic acids (DNA and RNA), small molecules, and proteins to make scientific discoveries and develop new pharmaceuticals. Applied Biosystems’ products also serve the needs of some markets outside of life science research, which we refer to as “applied markets,” such as the fields of: human identity testing (forensic and paternity testing); biosecurity, which refers to products needed in response to the threat of biological terrorism and other malicious, accidental, and natural biological dangers; and quality and safety testing, such as testing required for food and pharmaceutical manufacturing. Applied Biosystems is headquartered in Foster City, CA, and reported sales of approximately $2.1 billion during fiscal 2007. The Celera Group is a diagnostics business delivering personalized disease management through a combination of products and services incorporating proprietary discoveries. Berkeley HeartLab, a subsidiary of Celera, offers services to predict cardiovascular disease risk and optimize patient management. Celera also commercializes a wide range of molecular diagnostic products through its strategic alliance with Abbott and has licensed other relevant diagnostic technologies developed to provide personalized disease management in cancer and liver diseases. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.applera.com, or by telephoning 800.762.6923. Information about Applied Biosystems is available at http://www.appliedbiosystems.com. All information in this press release is as of the date of the release, and Applera does not undertake any duty to update this information unless required by law.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Invitrogen and Applera intend that such forward-looking statements be subject to the safe harbor created thereby. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Applied Biosystems Group of Applera, Invitrogen and the combined company. Such forward-looking statements include, but are not limited to, statements relating to financial projections, including revenue and pro forma EPS projections; success in acquired businesses, including cost and revenue synergies; development and increased flow of new products; leveraging technology and personnel; advanced opportunities and efficiencies; opportunities for growth; and expectations of prospective new standards, new delivery platforms, and new selling specialization and effectiveness. A number of the matters discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies resulting from the merger of Invitrogen and Applera, combined operating and financial data, future research and development plans and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: the failure to realize capital and operating expense synergies; the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the stockholders of Invitrogen and Applera and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Invitrogen’s and Applera’s respective reports filed with the SEC, including Invitrogen’s annual report on Form 10-K for the year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008 and Applera’s annual report on Form 10-K for the year ended June 30, 2007 and quarterly reports on Form 10-Q for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008, as such reports may have been amended. This press release speaks only as of its date, and Invitrogen and Applera each disclaims any duty to update the information herein.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release is being made pursuant to and in compliance with Rules 165 and 425 of the Securities Act of 1933 and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. In connection with the proposed transaction, Invitrogen and Applera expect to file a proxy statement/prospectus as part of a registration statement on Form S-4 regarding the proposed transaction with the Securities and Exchange Commission, or SEC. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about Invitrogen and Applied Biosystems and the proposed transaction. The final joint proxy statement/prospectus will be mailed to shareholders of Invitrogen and Applera’s Applied Biosytems Group. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Invitrogen by directing such requests to: Invitrogen Corporation, Attention: Investor Relations 5791 Van Allen Way, Carlsbad, CA 92008, or from Applied Biosystems by directing such requests to: Applied Biosystems, Attention:Investor Relations 850 Lincoln Center Drive, Foster City, CA 94404.

PARTICIPANTS IN THE SOLICITATION

Invitrogen and Applera and their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from Invitrogen Investor Relations, telephone: 760-603-7200 or on Invitrogen’s website at http://www.invitrogen.com or Applied Biosystems’s website: at http://www.appliedbiosystems.com.

Contact Information:

Contacts for Invitrogen Investors: Amanda Clardy (760) 476-7075 ir@invitrogen.com Media: Farnaz Khadem (760) 603-7245 (760)-889-5547 (mobile) Farnaz.khadem@invitrogen.com

Contacts for Applied Biosystems

Investors:

Peter Dworkin

(650) 554-2479

dworkipg@appliedbiosystems.com

Financial Media:

Ruth Pachman, Kekst & Co.

(212) 521-4891

ruth-pachman@kekst.com

Trade Media:

Renaldo Juanso

650-638-5354

Renaldo.Juanso@appliedbiosystems.com

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